Calculation of Filing Fee Tables
S-8
Gix Internet Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no par value	Other	256,368	$ 19.15	$ 4,909,447.20	0.000087	$ 427.12
2	Equity	Ordinary share, no par value	Other	568,109	$ 4.00	$ 2,272,436.00	0.000087	$ 197.70
Total Offering Amounts:						$ 7,181,883.20		$ 624.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 624.82
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") shall also cover any additional ordinary shares that become issuable under the Gix Internet Ltd. 2017 Israeli Incentive Plan for the Allocation of Options and Shares (the "Plan") by reason of any share dividend, share split, recapitalization or other similar transaction. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on $19.15, the weighted average exercise price per ordinary share (rounded to the nearest cent) of the outstanding option awards under the Plan as of the date of this Registration Statement.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") shall also cover any additional ordinary shares that become issuable under the Gix Internet Ltd. 2017 Israeli Incentive Plan for the Allocation of Options and Shares (the "Plan") by reason of any share dividend, share split, recapitalization or other similar transaction. Represents ordinary shares issuable as future award grants under the Plan and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $4.00 per share, the average of the high ($4.10) and low ($3.90) price of the Registrant's ordinary shares, as reported on the Nasdaq Capital Market on October 21, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources